UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 3, 2004

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

Extend Term of Warrants

On June 3, 2004, our Board of Directors extended the term of the public warrants that were due to expire on Friday June 11, 2004 at 5:00 PM E.S.T. The new expiration date is Friday June 9, 2006 at 5:00 PM E.S.T. There were no other changes in the terms of the warrants. The public warrants were distributed on June 30, 2003 by Action Products to its shareholders of record on June 12, 2003.

Results of Annual Meeting of Shareholders

On June 3, 2004, we held our 2004 Annual Meeting of Shareholders. At the meeting, the shareholders approved the following matters:

•	the election of the nominated directors – Ronald S. Kaplan, Warren Kaplan and Neil Swartz;

•	the amendment to our amended and restated Articles of Incorporation and By-Laws providing for the declassification of our board of directors; and

•	to increase the number of common shares reserved for issuance in accordance with our 1996 Stock Option Plan by 500,000 shares to 1,400,000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Exhibits:

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation filed with the Florida Department of State on June 7, 2004.

3.2	Amended Bylaws

10.1	Amendment Number One to the Warrant Agreement dated June 4, 2004 by and between Action Products International, Inc. and Registrar and Transfer Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ ROBERT L. BURROWS
Robert L. Burrows Chief Financial Officer

Date: June 7, 2004